Exhibit 99.1
Contacts:
Chris Senner
Chief Financial Officer
Exelixis, Inc.
650-837-7240
csenner@exelixis.com

Susan Hubbard
EVP, Public Affairs & Investor Relations
Exelixis, Inc.
650-837-8194
shubbard@exelixis.com

Exelixis Announces Fourth Quarter and Fiscal Year 2024 Financial Results and Provides Corporate Update

- Total Revenues of $567 million for the Fourth Quarter of 2024, $2.17 billion for the Fiscal Year 2024 -
- Cabozantinib Franchise Achieved $1.81 billion in U.S. Net Product Revenues for the Fiscal Year 2024, including $515 million for the Fourth Quarter of 2024 -
- GAAP Diluted EPS of $0.48 for the Fourth Quarter of 2024, $1.76 for the Fiscal Year 2024 -
- Non-GAAP Diluted EPS of $0.55 for the Fourth Quarter of 2024, $2.00 for the Fiscal Year 2024 -
- Conference Call and Webcast Today at 5:00 PM Eastern Time -

ALAMEDA, Calif. – February 11, 2025 - Exelixis, Inc. (Nasdaq: EXEL) today reported financial results for the fourth quarter and fiscal year of 2024, provided an update on progress toward achieving key corporate objectives, and outlined its commercial, clinical and pipeline development milestones.

“Exelixis delivered a strong fourth quarter of 2024, positioning us well to maximize success in 2025,” said Michael M. Morrissey, Ph.D., President and Chief Executive Officer, Exelixis. “Due to the continued outsized performance of the cabozantinib franchise, we generated net product revenues of $515 million and $1.81 billion in the fourth quarter and full year 2024, respectively. Our current 2025 guidance, which does not include any impact from a potential U.S. regulatory approval for CABOMETYX® in advanced neuroendocrine tumors, points to solid growth for the cabozantinib franchise. We’re launch-ready for this important indication ahead of an April 3, 2025 PDUFA target action date for our U.S. regulatory filing.”

Dr. Morrissey continued: “We expect zanzalintinib to take center stage in 2025 as our next franchise opportunity that could improve standards of care for patients with cancer. Our anticipated zanzalintinib pivotal data milestones include top-line results from STELLAR-303 in colorectal cancer and STELLAR-304 in non-clear cell renal cell carcinoma, and a decision to advance to the phase 3 portion of STELLAR-305 in head and neck cancer, all in the second half of the year pending event rates for each trial. We are also excited to deliver on our plan to initiate the STELLAR-311 trial of zanzalintinib in neuroendocrine tumors in the first half of 2025 and anticipate Merck to initiate two renal cell carcinoma studies evaluating zanzalintinib plus belzutifan this year. With so much in store for 2025, the entire Exelixis team has a singular focus on achieving our mission to help cancer patients recover stronger and live longer.”

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Exelixis Fourth Quarter and Fiscal Year 2024 Financial Results	Page 2 of 9
February 11, 2025
Fourth Quarter and Fiscal Year 2024 Financial Results

Total revenues for the quarter and year ended December 31, 2024 were $566.8 million and $2,168.7 million, as compared to $479.7 million and $1,830.2 million for the comparable periods in 2023.

Total revenues for the quarter and year ended December 31, 2024 included net product revenues of $515.2 million and $1,809.4 million, respectively, as compared to $429.3 million and $1,628.9 million for the comparable periods in 2023. The increases in net product revenues, for both periods, were primarily due to an increase in sales volume and an increase in average net selling price.

Collaboration revenues, composed of license revenues and collaboration services revenues, were $51.5 million for the quarter ended December 31, 2024, as compared to $50.3 million for the comparable period in 2023. The increase in collaboration revenues was primarily related to royalty revenues for the sales of cabozantinib outside of the U.S. generated by Exelixis’ collaboration partners, Ipsen Pharma SAS and Takeda Pharmaceutical Company Limited, partially offset by a decrease in development cost reimbursements earned. Collaboration revenues were $359.3 million for the year ended December 31, 2024, as compared to $201.3 million for the comparable period in 2023. The increase was primarily related to the recognition of milestone-related revenues and higher royalty revenues for the sales of cabozantinib outside of the U.S. generated by Exelixis’ collaboration partners, partially offset by a decrease in development cost reimbursements earned.

Research and development expenses for the quarter ended December 31, 2024 were $249.0 million, as compared to $244.7 million for the comparable period in 2023. The increase in research and development expenses for the quarter was primarily related to increases in license and other collaboration costs, personnel expenses and higher manufacturing costs to support Exelixis’ development candidates, partially offset by decreases in clinical trial costs, and consulting and outside services. Research and development expenses for the year ended December 31, 2024 were $910.4 million, as compared to $1,044.1 million for the comparable period in 2023. The decrease in research and development expenses for the year was primarily related to decreases in license and other collaboration costs, personnel expenses, consulting and outside services, and laboratory supplies, partially offset by higher manufacturing costs to support Exelixis’ development candidates and clinical trial costs.

Selling, general and administrative expenses for the quarter ended December 31, 2024 were $134.3 million, as compared to $131.4 million for the comparable period in 2023. The increase in selling, general and administrative expenses for the quarter was primarily related to increases in personnel expenses and stock-based compensation expenses, partially offset by decreases in corporate giving and legal and advisory fees. Selling, general and administrative expenses for the year ended December 31, 2024 were $492.1 million, as compared to $542.7 million for the comparable period in 2023. The decrease in selling, general and administrative expenses for the year was primarily related to decreases in corporate giving, legal and advisory fees, technology costs, and stock-based compensation expenses, partially offset by an increase in personnel expenses.

Provision for income taxes for the quarter and year ended December 31, 2024 was $44.9 million and $160.4 million, respectively, as compared to $17.5 million and $49.8 million for the comparable periods in 2023, primarily due to an increase in pre-tax income.

GAAP net income for the quarter ended December 31, 2024 was $139.9 million, or $0.49 per share, basic and $0.48 per share, diluted, as compared to GAAP net income of $85.5 million, or $0.28 per share, basic and $0.27 per share, diluted, for the comparable period in 2023. GAAP net income for the year ended December 31, 2024 was $521.3 million, or $1.80 per share, basic and $1.76 per share diluted, as compared to GAAP net income of $207.8 million, or $0.65 per share, basic and diluted, for the comparable period in 2023.

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Exelixis Fourth Quarter and Fiscal Year 2024 Financial Results	Page 3 of 9
February 11, 2025
Non-GAAP net income for the quarter ended December 31, 2024 was $160.3 million, or $0.56 per share, basic and $0.55 per share, diluted, as compared to non-GAAP net income of $104.2 million, or $0.34 per share, basic and $0.33 per share diluted, for the comparable period in 2023. Non-GAAP net income for the year ended December 31, 2024 was $593.6 million, or $2.05 per share, basic and $2.00 per share, diluted, as compared to non-GAAP net income of $289.4 million or $0.91 per share, basic and $0.90 per share, diluted, for the comparable period in 2023.

Non-GAAP Financial Measures

To supplement Exelixis’ financial results presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), Exelixis presents non-GAAP net income (and the related per share measures), which excludes from GAAP net income (and the related per share measures) stock-based compensation expense, adjusted for the related income tax effect for all periods presented.

Exelixis believes that the presentation of these non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors. In particular, Exelixis believes that these non-GAAP financial measures, when considered together with its financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare Exelixis’ results from period to period, and to identify operating trends in Exelixis’ business. Exelixis has excluded stock-based compensation expense, adjusted for the related income tax effect, because it is a non-cash item that may vary significantly from period to period as a result of changes not directly or immediately related to the operational performance for the periods presented. Exelixis also regularly uses these non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions.

These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Exelixis encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP financial information and the reconciliation between these presentations, to more fully understand Exelixis’ business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

2025 Financial Guidance

Exelixis is maintaining the previously provided financial guidance for fiscal year 2025. Net product and total revenues guidance do not currently reflect any revenues resulting from a potential U.S. regulatory approval and commercial launch of CABOMETYX® (cabozantinib) for the treatment of patients with previously treated advanced neuroendocrine tumors (NET). The U.S. Food and Drug Administration (FDA) is currently reviewing Exelixis' supplemental New Drug Application (sNDA) for this proposed indication, with a Prescription Drug User Fee Act (PDUFA) target action date of April 3, 2025.

Total revenues	$2.15 billion - $2.25 billion
Net product revenues	$1.95 billion - $2.05 billion(1)
Cost of goods sold	4% - 5% of net product revenues
Research and development expenses	$925 million - $975 million(2)
Selling, general and administrative expenses	$475 million - $525 million(3)
Effective tax rate	21% - 23%
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(1) Exelixis’ 2025 net product revenues guidance range includes the impact of a U.S. wholesale acquisition cost increase of 2.8% for CABOMETYX effective Jan. 1, 2025.
(2) Includes $40.0 million of non-cash stock-based compensation expense.
(3) Includes $60.0 million of non-cash stock-based compensation expense.

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Exelixis Fourth Quarter and Fiscal Year 2024 Financial Results	Page 4 of 9
February 11, 2025
Cabozantinib Highlights

Cabozantinib Franchise Net Product Revenues and Royalties. Net product revenues generated by the cabozantinib franchise in the U.S. were $515.2 million during the fourth quarter of 2024, with net product revenues of $512.8 million from CABOMETYX and $2.4 million from COMETRIQ® (cabozantinib). For the year ended December 31, 2024, net product revenues generated by the cabozantinib franchise in the U.S. were $1,809.4 million, with net product revenues of $1,798.2 million from CABOMETYX and $11.2 million from COMETRIQ. In 2024, global cabozantinib franchise net product revenues generated by Exelixis and its partners exceeded $2.5 billion. Based upon cabozantinib-related net product revenues generated by Exelixis’ collaboration partners during the quarter and year ended December 31, 2024, Exelixis earned $44.4 million and $166.9 million, respectively, in royalty revenues.

Detailed Results from Subgroup Analysis of Phase 3 CABINET Pivotal Study Evaluating Cabozantinib in Advanced Gastrointestinal (GI) NET Presented at the American Society of Clinical Oncology Gastrointestinal Cancers Symposium (ASCO GI 2025). In January 2025, results from a subgroup analysis of the CABINET study of patients with extra-pancreatic neuroendocrine tumors (epNET) arising in the GI tract were featured in a poster session at ASCO GI 2025. The analysis showed cabozantinib was associated with an improvement in progression-free survival (PFS) compared with placebo in patients with advanced GI NET, which was a subgroup of the epNET cohort. Earlier in January, the National Comprehensive Cancer Network (NCCN) Clinical Practice Guidelines in Oncology for Neuroendocrine and Adrenal Tumors were updated to include cabozantinib as category 1 for certain types of NET following specific treatments, and as a category 2A preferred regimen for several other forms of advanced NET, depending on site of origin and grade.

Cabozantinib Data Presentations at the American Society of Clinical Oncology 2025 Genitourinary Cancers Symposium (ASCO GU). In February 2025, cabozantinib will be the subject of 16 presentations and poster sessions at this year’s ASCO GU, which is being held from February 13-15 in San Francisco. Notable presentations will include final follow-up results from the CheckMate -9ER trial (median follow-up of 67.6 months).

Pipeline Highlights

Encouraging Results from Phase 1b/2 STELLAR-001 Trial Evaluating Zanzalintinib Alone or in Combination with Atezolizumab (Tecentriq®) in Metastatic Colorectal Cancer (CRC) Presented at ASCO GI 2025. In January 2025, results from an expansion cohort of the phase 1b/2 STELLAR-001 trial evaluating zanzalintinib alone or in combination with atezolizumab in patients with previously treated metastatic CRC were presented during a poster session at ASCO GI 2025. This cohort of the STELLAR-001 trial included 107 patients randomized 1:1 to receive single-agent zanzalintinib or zanzalintinib in combination with atezolizumab. Patients had unresectable, locally advanced or metastatic RAS wild-type CRC that is non-microsatellite instability-high or non-mismatch repair-deficient. Results from the presentation demonstrated that all efficacy parameters, including objective response rate, PFS and overall survival (OS) favored the combination of zanzalintinib plus atezolizumab versus zanzalintinib monotherapy in the overall population, as well as in a subgroup of patients without liver metastases. These data provide insights into the contribution of components for the zanzalintinib plus atezolizumab combination and support zanzalintinib’s ongoing pivotal development in metastatic CRC. Exelixis anticipates disclosing additional data from zanzalintinib’s phase 1b/2 studies in the first half of 2025.

Initiation of Phase 1 Clinical Trial Evaluating XL495 in Patients with Advanced Solid Tumors. In November 2024, Exelixis announced the initiation of the dose-escalation stage of the first-in-human phase 1 clinical trial of XL495 in patients with advanced solid tumors. XL495 is a novel, potent, small molecule inhibitor of PKMYT1. The dose-escalation stage of this phase 1 study is designed to determine the maximum tolerated dose of XL495. The expansion cohorts are designed to further assess the tolerability and activity of XL495 both as monotherapy and in combination with select cytotoxic agents in tumor-specific indications. Exelixis plans to present data from the

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Exelixis Fourth Quarter and Fiscal Year 2024 Financial Results	Page 5 of 9
February 11, 2025
XL495 program, as well as XL309 (potentially best-in-class small molecule inhibitor of USP1) and XB010 (5T4-targeting antibody-drug conjugate), at a scientific meeting in 2025.

Corporate Highlights

Clinical Development Collaboration with Merck to Evaluate Zanzalintinib in Combination with KEYTRUDA® (pembrolizumab) in Head and Neck Cancer and with WELIREG® (belzutifan) in Renal Cell Carcinoma (RCC). In October 2024, Exelixis and Merck (known as MSD outside of the U.S. and Canada) announced a clinical development collaboration to evaluate zanzalintinib in combination with KEYTRUDA in head and neck squamous cell carcinoma (HNSCC), and zanzalintinib with WELIREG in RCC. Under the terms of the collaboration, Merck will supply KEYTRUDA, its anti-PD-1 therapy, for the ongoing, Exelixis-sponsored phase 3 STELLAR-305 pivotal trial in previously untreated PD-L1 positive recurrent or metastatic HNSCC. In addition, Merck will sponsor a phase 1/2 trial and two phase 3 pivotal trials evaluating zanzalintinib in combination with WELIREG, its oral hypoxia-inducible factor-2 alpha (HIF-2α) inhibitor, in RCC. Merck will fund one of these phase 3 studies, and Exelixis will co-fund the phase 1/2 trial and the other phase 3 study, as well as supply zanzalintinib and cabozantinib. Exelixis maintains all global commercial and marketing rights to zanzalintinib.

Favorable Ruling in Second Cabozantinib Abbreviated New Drug Application (ANDA) Litigation Against MSN Pharmaceuticals, Inc. (MSN). In October 2024, the U.S. District Court for the District of Delaware (the District Court) ruled in Exelixis’ favor, rejecting MSN’s challenge to three Orange Book-listed patents related to cabozantinib (U.S. Patents No. 11,091,439 (crystalline salt forms), 11,091,440 (pharmaceutical composition) and 11,098,015 (methods of treatment)), which expire January 15, 2030. The District Court’s decision follows an earlier stipulation that MSN’s proposed generic cabozantinib product (ANDA No. 213878) infringes the ’439, ’440, and ’015 patents. The District Court also ruled that Exelixis’ U.S. Patent No. 11,298,349 (pharmaceutical composition) is not invalid and not infringed by MSN’s proposed ANDA product. To Exelixis’ knowledge, the FDA has not yet granted tentative approval of MSN’s proposed ANDA product. On October 23, 2024, the District Court entered final judgment reflecting the opinion. Based on the District Court’s final judgment should the FDA ultimately approve MSN’s ANDA, the effective date of any such approval and commercial launch in the U.S. of MSN’s proposed ANDA product shall not be a date earlier than January 15, 2030, subject to Exelixis’ potential additional regulatory exclusivity. On November 22, 2024, MSN noticed an appeal to the Court of Appeals for the Federal Circuit and Exelixis noticed a cross-appeal on November 26, 2024. In February 2025, Exelixis received notice that MSN submitted to the FDA a Paragraph IV certification regarding another Exelixis Orange Book patent: U.S. Patent No. 12,128,039 (low impurity), which expires in 2032. Exelixis is evaluating next steps and will continue to vigorously defend its cabozantinib intellectual property estate.

Stock Repurchase Program. Under the ongoing 2024-25 $500 million stock repurchase program announced in August 2024, Exelixis has repurchased $205.6 million of the company’s common stock, at an average price of $33.62 per share as of the end of fiscal year 2024. This is the third stock repurchase program undertaken by Exelixis since March 2023. Stock repurchases under this program may be made from time to time through a variety of methods, which may include open market purchases, in block trades, accelerated stock repurchase transactions, exchange transactions, or any combination of such methods. The timing and amount of any stock repurchases under the stock repurchase program will be based on a variety of factors, including ongoing assessments of the capital needs of the business, alternative investment opportunities, the market price of Exelixis’ common stock and general market conditions.

Announcement of Key Priorities and Anticipated Milestones for 2025. In January 2025, Exelixis announced its key priorities and anticipated milestones for 2025, including: the potential commercial launch of CABOMETYX for the treatment of patients with previously treated advanced NET following completion of the FDA’s review of Exelixis’ sNDA, which has a PDUFA action date of April 3, 2025; expansion of zanzalintinib’s pivotal development program with six ongoing or planned pivotal trials, including two pivotal RCC studies with Merck and additional

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Exelixis Fourth Quarter and Fiscal Year 2024 Financial Results	Page 6 of 9
February 11, 2025
studies to be announced in 2025, as well as initial clinical data readouts from the phase 1b/2 STELLAR-001 and STELLAR-002 clinical studies in the first half of the year and clinical updates from the pivotal STELLAR-303, -304 and -305 trials in the second half of 2025; accelerating the phase 1 development of XL309 as a potential therapy for tumors that have become refractory to PARP inhibitor (PARPi) therapy, as well as in combination with PARPi agents to deepen and prolong responses; continued progress of phase 1 clinical trials for XB010 and XL495; potentially filing three Investigational New Drug applications for the XB628 PD-L1-NKG2A bispecific antibody, XB064 ILT-2 monoclonal antibody and XB371 TF-topoisomerase I inhibitor antibody-drug conjugate. Exelixis presented the details of its key priorities and anticipated milestones at the 43rd Annual J.P. Morgan Healthcare Conference.

Basis of Presentation

Exelixis has adopted a 52- or 53-week fiscal year that generally ends on the Friday closest to December 31. For convenience, references in this press release as of and for the fiscal periods ended January 3, 2025 and December 29, 2023, are indicated as being as of and for the periods ended December 31, 2024 and 2023, respectively.

Conference Call and Webcast

Exelixis management will discuss the company’s financial results for the fourth quarter and fiscal year 2024 and provide a general business update during a conference call beginning at 5:00 p.m. ET / 2:00 p.m. PT today, Tuesday, February 11, 2025.

To access the conference call, please register using this link. Upon registration, a dial-in number and unique PIN will be provided to join the call. To access the live webcast link, log onto www.exelixis.com and proceed to the Event Calendar page under the Investors & News heading. A webcast replay of the conference call will also be archived on www.exelixis.com for one year.

About Exelixis

Exelixis is a globally ambitious oncology company innovating next-generation medicines and regimens at the forefront of cancer care. Powered by drug discovery and development excellence, we are rapidly evolving our product portfolio to target an expanding range of tumor types and indications with our clinically differentiated pipeline of small molecules, antibody-drug conjugates and other biotherapeutics. This comprehensive approach harnesses decades of robust investment in our science and partnerships to advance our investigational programs and extend the impact of our flagship commercial product, CABOMETYX® (cabozantinib). Exelixis is driven by a bold scientific pursuit to create transformational treatments that give more patients hope for the future. For information about the company and its mission to help cancer patients recover stronger and live longer, visit www.exelixis.com, follow @ExelixisInc on X (Twitter), like Exelixis, Inc. on Facebook and follow Exelixis on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements, including, without limitation, statements related to: Exelixis’ ability to maximize success in 2025; Exelixis’ 2025 financial guidance, which does not include any impact from a potential U.S. regulatory approval for CABOMETYX in advanced neuroendocrine tumors, pointing to solid growth for the cabozantinib franchise; Exelixis’ launch readiness and the regulatory review process with respect to Exelixis’ sNDA for cabozantinib in previously treated advanced pNET and advanced epNET, including the Prescription Drug User Fee Act target action date assigned by the FDA; Exelixis’ expectation that zanzalintinib will take center stage in 2025 as Exelixis’ next franchise opportunity that could improve standards of care for

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Exelixis Fourth Quarter and Fiscal Year 2024 Financial Results	Page 7 of 9
February 11, 2025
patients with cancer; anticipated zanzalintinib pivotal data milestones with respect to the STELLAR-303, STELLAR-304, and STELLAR-305 trials and in the phase 1b/2 STELLAR-001 trial; Exelixis’ anticipated timing to initiate the STELLAR-311 trial of zanzalintinib in neuroendocrine tumors in the first half of 2025; Exelixis’ expectations with respect to its clinical development collaboration with Merck; Exelixis’ plans to present cabozantinib data at ASCO GU in February 2025; Exelixis’ plans to present data from the XL495 program, as well as XL309 and XB010, at a scientific meeting in 2025; Exelixis’ plans to vigorously defend its intellectual property estate; Exelixis’ key priorities and anticipated milestones for 2025; and Exelixis’ scientific pursuit to create transformational treatments that give more patients hope for the future. Any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements and are based upon Exelixis’ current plans, assumptions, beliefs, expectations, estimates and projections. Forward-looking statements involve risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of these risks and uncertainties, which include, without limitation: the degree of market acceptance of CABOMETYX and other Exelixis products in the indications for which they are approved and in the territories where they are approved, and Exelixis’ and its partners’ ability to obtain or maintain coverage and reimbursement for these products; the effectiveness of CABOMETYX and other Exelixis products in comparison to competing products; the level of costs associated with Exelixis’ commercialization, research and development, in-licensing or acquisition of product candidates, and other activities; Exelixis’ ability to maintain and scale adequate sales, marketing, market access and product distribution capabilities for its products or to enter into and maintain agreements with third parties to do so; the availability of data at the referenced times; the potential failure of cabozantinib, zanzalintinib and other Exelixis product candidates, both alone and in combination with other therapies, to demonstrate safety and/or efficacy in clinical testing; uncertainties inherent in the drug discovery and product development process; Exelixis’ dependence on its relationships with its collaboration partners, including their pursuit of regulatory approvals for partnered compounds in new indications, their adherence to their obligations under relevant collaboration agreements and the level of their investment in the resources necessary to complete clinical trials or successfully commercialize partnered compounds in the territories where they are approved; complexities and the unpredictability of the regulatory review and approval processes in the U.S. and elsewhere; Exelixis’ continuing compliance with applicable legal and regulatory requirements; unexpected concerns that may arise as a result of the occurrence of adverse safety events or additional data analyses of clinical trials evaluating cabozantinib, zanzalintinib and other Exelixis product candidates; Exelixis’ dependence on third-party vendors for the development, manufacture and supply of its products and product candidates; Exelixis’ ability to protect its intellectual property rights; market competition, including the potential for competitors to obtain approval for generic versions of Exelixis’ marketed products; changes in economic and business conditions; and other factors detailed from time to time under the caption “Risk Factors” in Exelixis’ most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and in Exelixis’ other future filings with the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available to Exelixis as of the date of this press release, and Exelixis undertakes no obligation to update or revise any forward-looking statements contained herein, except as required by law.

Exelixis, the Exelixis logo, CABOMETYX and COMETRIQ are registered trademarks of Exelixis, Inc.

KEYTRUDA® and WELIREG® are registered trademarks of Merck Sharp & Dohme LLC, a subsidiary of Merck & Co., Inc., Rahway, N.J., USA.

TECENTRIQ (atezolizumab) is a registered trademark of Genentech, a member of the Roche Group.

-see attached financial tables-

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Exelixis Fourth Quarter and Fiscal Year 2024 Financial Results	Page 8 of 9
February 11, 2025
EXELIXIS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues:
Net product revenues	$515,232	$429,336	$1,809,395	$1,628,879
License revenues	49,343	45,229	349,244	178,635
Collaboration services revenues	2,180	5,087	10,062	22,694
Total revenues	566,755	479,652	2,168,701	1,830,208
Operating expenses:
Cost of goods sold	19,965	21,753	76,216	72,547
Research and development	249,002	244,670	910,408	1,044,071
Selling, general and administrative	134,328	131,441	492,128	542,705
Impairment of long-lived assets	—	—	51,672	—
Restructuring	254	—	33,660	—
Total operating expenses	403,549	397,864	1,564,084	1,659,323
Income from operations	163,206	81,788	604,617	170,885
Interest income	21,295	21,388	77,156	86,543
Other income (expense), net	272	(137)	(133)	93
Income before income taxes	184,773	103,039	681,640	257,521
Provision for income taxes	44,912	17,521	160,373	49,756
Net income	$139,861	$85,518	$521,267	$207,765
Net income per share:
Basic	$0.49	$0.28	$1.80	$0.65
Diluted	$0.48	$0.27	$1.76	$0.65
Weighted-average common shares outstanding:
Basic	284,527	308,482	290,030	318,151
Diluted	293,546	313,023	296,132	321,464

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Exelixis Fourth Quarter and Fiscal Year 2024 Financial Results	Page 9 of 9
February 11, 2025
EXELIXIS, INC.
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
GAAP net income	$139,861	$85,518	$521,267	$207,765
Adjustments:
Stock-based compensation - research and development expenses (1)	8,836	9,041	30,670	34,320
Stock-based compensation - selling, general and administrative expenses (1)	17,510	15,265	63,166	72,025
Income tax effect of the above adjustments	(5,896)	(5,629)	(21,520)	(24,691)
Non-GAAP net income	$160,311	$104,195	$593,583	$289,419
GAAP net income per share:
Basic	$0.49	$0.28	$1.80	$0.65
Diluted	$0.48	$0.27	$1.76	$0.65
Non-GAAP net income per share:
Basic	$0.56	$0.34	$2.05	$0.91
Diluted	$0.55	$0.33	$2.00	$0.90
Weighted-average common shares outstanding:
Basic	284,527	308,482	290,030	318,151
Diluted	293,546	313,023	296,132	321,464

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(1)    Non-cash stock-based compensation expense used for GAAP reporting in accordance with Accounting Standards Codification Topic 718, Compensation—Stock Compensation.